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                                                                   Exhibit 10.19
                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement"), made this 27th day of October, 2003, is entered into by NITROMED INC., a Delaware corporation having a principal place of business at 12 Oak Park Drive, Bedford, MA 01730 (the "Company"), and JOSEPH LOSCALZO, M.D., PH. D., Boston University of Massachusetts, Boston Medical Center, 720 Harrison Avenue, Suite 402, Boston, MA 02118 (the "Consultant").

                                  INTRODUCTION

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. SERVICES. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company. These services include those required as a Chairman of NitroMed's Scientific Advisory Board. During the Consultation Period (as defined below), the Consultant shall not engage in any activity that has a conflict of business interest with the Company, without prior disclosure to the Company.

     2. TERM.

        2.1 INITIAL TERM. The initial term of this Agreement is for ten (10) calendar years shall commence on October 1, 2003, and shall expire on September 30, 2013 (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

        2.2 TERM EXTENSION. This Agreement may be extended for additional periods of two (2) calendar years each if Company gives Consultant written notice of such extension at least sixty (60) days prior to the expiration date of the initial term. Company may not extend this Agreement more than five (5) times. The terms and conditions of this Agreement shall remain the same during each extension period.

     3. COMPENSATION.

        3.1 CONSULTING FEES. The Company shall pay to the Advisor an annual advisory fee of $70,000.00, payable quarterly in arrears.

        3.2 BENEFITS. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

        4. TERMINATION. The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform his obligations under this Agreement,

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terminate the Consultation Period upon 30 days' prior written notice to the
Consultant. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Section 6.

     5. COOPERATION. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     6. INVENTIONS AND PROPRIETARY INFORMATION.

        6.1 INVENTIONS.

            All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) ("Inventions") related to the business of the Company which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the Consultation Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Trustees of Boston University (the "University"). All Inventions related to the business of the Company and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefore, in the United States and elsewhere, shall be assigned to the University pursuant to the patent policy of the University and the Research and License Agreement between the University and NitroMed, Inc., effective June 1, 1993.

        6.2 PROPRIETARY INFORMATION.

            (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

            (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

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            (c) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by the Company.

            (d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company copies of all related files, memoranda, data, reports, and other documents relating to the projects funded by the Company.

            (e) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

            (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him and to take all action necessary to discharge the obligations of the Company under such agreements.

        6.3 REMEDIES. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company. The Consultant agrees that the Company shall be entitled to seek both temporary and permanent injunctive relief.

     7. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     14. MISCELLANEOUS.

        14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        14.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                            NITROMED INC.

                                            By: /s/ L. Gordon Letts
                                                ----------------------
                                                L. Gordon Letts, Ph.D.

                                            Title:   Senior VP R&D, CSO
JOSEPH LOSCALZO

By:  /s/ Joseph Loscalzo
     -------------------
     Joseph Loscalzo, M.D. Ph.D

Social Security No.:

xxx-xx-xxxx

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                     AMENDMENT NO. 1 TO CONSULTING AGREEMENT

     This Amendment No. 1, effective as of the 1st day of April, 2004, amends the Consulting Agreement (the "Agreement") dated October 27, 2003, between NITROMED INC., a Delaware corporation having a principal place of business at 12 Oak Park Drive, Bedford, MA 01730 (the "Company"), and JOSEPH LOSCALZO, M.D., PH.D., Boston University of Massachusetts, Boston Medical Center, 720 Harrison Avenue, Suite 402, Boston, MA 02118 (the "Consultant").

     In consideration of the terms and conditions set forth in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Company agree that Section 3.1 of the Agreement is hereby deleted and the following is inserted in lieu thereof:

     "3.1 Consulting Fees. The Company shall pay to the Consultant an annual advisory fee of $55,000.00, payable quarterly in arrears."

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                            NITROMED INC.



                                            By: /s/ L. Gordon Letts, Ph.D.
                                                --------------------------
                                                L. Gordon Letts, Ph.D.

                                            Title: Senior VP R&D, CSO

JOSEPH LOSCALZO

By:/s/ Joseph Loscalzo, M.D., Ph.D.
   --------------------------------
   Joseph Loscalzo, M.D., Ph.D.

Social Security No.: xxx-xx-xxxx